Exhibit 2.2


                               AMENDMENT NO. 1 TO



                            SHARE EXCHANGE AGREEMENT


                                  by and among


                     SPORTS INFORMATION AND PUBLISHING CORP.


                    MICHAEL D. TANNER, HEMP TRUSTEES LIMITED
         (as the corporate trustee of the HEMP Employee Benefit Trust),

                         JOHN FULLER and BRIAN CAMERON,

                                 WESTEK LIMITED


                                       and

                          THE HOLDERS OF SECURITIES of
                       HALL EFFECT MEDICAL PRODUCTS, INC.




                          EFFECTIVE AS OF JULY 31, 2004

     This Amendment No. 1 to the Share Exchange Agreement (the "Agreement") made and entered into as of the 30th day of June, 2004, by and among (A) Robert M. Rubin and certain other stockholders of Sports Information, as members of the "New Shareholder Group" (hereinafter defined) who have executed this Agreement on the signature pages hereof (collectively, the "New Shareholders"); (B) Westek Limited, a company organized and existing under the laws of England (the "Westek"); (C) Abacus Trust Company Limited, a company organized and existing under the laws of the Isle of Man (the "Majority Shareholder"), in its capacity as trustee of the Westek Limited Employee Trust (the "Westek Employee Trust"),
(D) those additional persons who have executed this Agreement on the signature pages hereof under the heading "Minority Shareholders" (collectively, the "Minority Shareholders"); (E) John Fuller and Brian Cameron, individuals (collectively, the "Management Group"); (F) SPORTS INFORMATION AND PUBLISHING CORP., a corporation formed under the laws of the State of Colorado ("Sports Information"), (G) MICHAEL D. TANNER, an individual (the "Sports Information Principal Stockholder") and (H) HEMP Trustees Limited, a company organized and existing under the laws of England and Wales as corporate trustee of the HEMP Employee Benefit Trust ("HEMP TL").

                                   WITNESSETH:
                                   -----------

     WHEREAS, the New Shareholders, Westek, the Majority Shareholder, the Westek Employee Trust, the Minority Shareholders, the Management Group, Sports Information, the Sports Information Principal Stockholder and HEMP TL entered into a Share Exchange Agreement (the "Share Exchange Agreement"), dated as of June 30, 2004, a copy of which is annexed as an Exhibit hereto; and

     WHEREAS, the parties now desire to amend the Share Exchange Agreement to correct certain information regarding (i) the number of shares issued in connection with the transactions contemplated by the Share Exchange Agreement, and (ii) the capitalization of Sports Information both before and after the transactions contemplated by the Share Exchange Agreement;

     NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Share Exchange Agreement is hereby amended as follows:

     1. The Preamble to the Share Exchange Agreement is hereby amended to be and read as follows:

                                    "PREAMBLE

          WHEREAS, The HEMP Shareholders are the record and beneficial owners of 100% of the issued and outstanding capital stock of Hall Effect Medical Products, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America ("HEMP");

          WHEREAS, the HEMP TL holds 3,000,000 shares of HEMP Common Stock, as herein after defined (the "HEMP TL Shares"), and has undertaken to issue nil cost options to acquire such 3,000,000 shares (the "HEMP TL Options") to the members of the Management Group;

          WHEREAS, Bridge Lenders (as hereinafter defined) have rights to convert promissory notes for 701,242.5 shares of HEMP Common Stock (the "HEMP Bridge Lenders' Stock").

          WHEREAS, Sports Information has proposed to acquire HEMP pursuant to an exchange transaction (the "Exchange") whereby, pursuant to the terms and subject to the conditions of this Agreement, all of the HEMP Shareholders shall exchange 100% of the issued and outstanding shares of HEMP common stock, $.001 par value per share (the "HEMP Common Stock") and 100% of the issued and outstanding shares of HEMP preferred stock, $.001 par value per share (the "HEMP Preferred Stock," and collectively with the HEMP Common Stock, the "HEMP Capital Stock"), for (a) 34,343,662 shares of 4% voting redeemable convertible shares of preferred stock of Sports Information (the "Sports Information Preferred Stock"), and (b) 38,636,620 shares of common stock of Sports Information, par value $.001 per share (the "Sports Information Common Stock");

          WHEREAS, pursuant to the terms and conditions of the Exchange and this Agreement, HEMP TL shall exchange all of the HEMP TL Shares for 12,878,873 shares of Sports Information Common Stock (the "HEMP TL Sports Information Shares") and HEMP TL shall issue to the members of the Management Group options entitling such Persons to acquire options over the HEMP TL Sports Information Shares in satisfaction of the undertaking by HEMP TL (the "HEMP TL Sports Information Options");

          WHEREAS, Sports Information has agreed to issue 1,636,233 shares of Sports Information Common Stock to the Bridge Lenders in settlement of the existing promissory notes entitling the Bridge Lenders to convert outstanding debt to 701,242.5 shares of HEMP Common Stock;

          WHEREAS, the obligation of the Parties to effect the Exchange is subject to the conditions set forth in Article V hereof;

          WHEREAS, the Parties intend that the Exchange qualify as a tax free exchange transaction within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act")."

     2. Certain of the definitions included in the Share Exchange Agreement are hereby amended to be and read a follows:

          "Bridge Lenders" means the holders of promissory notes issued by the Corporations totalling $467,495 entitling each holder to convert the outstanding debt at a rate of 1.5 shares of HEMP Common Stock for each $1 owed."

          "Exchange Securities" means the collective reference to (a) 34,343,662 shares of Sports Information Series A Preferred Stock, duly registered in the name of each of the Majority Shareholder and the Minority Shareholders, all as specified on Schedule 1.3(a) to this Agreement;
          (b) all 25,757,580 shares of Sports Information Common Stock, duly registered in the name of each of the New Shareholders, all as specified on Schedule 1.3(b) to this Agreement and (c) the 12,878,873 HEMP TL Sports Information Shares to be exchanged for a like number of HEMP TL Shares."

     3. Section 1.4 of the Share Exchange Agreement is hereby amended to be and read as follows:

          "1.4 Capitalization of Sports Information. At the Closing Sports Information shall be authorized by its certificate of incorporation to issue an aggregate of 60,000,000 shares of common stock, $.001 par value per share (the "Sports Information Common Stock") and an aggregate of 35,000,000 shares of preferred stock, $.001 par value per share, containing such rights, designations and privileges as the board of directors of Sports Information may from time to time designate (the "Sports Information Preferred Stock"). At Closing (a) an aggregate of 34,343,662 shares of Sports Information Series A Preferred Stock shall be allocated amongst the Majority Shareholder and the Minority Shareholders in the manner set forth on Schedule 1.4(a) to the Disclosure Schedule annexed hereto, (b) an aggregate of 25,757,580 shares of Sports Information Common Stock shall be issued to the New Shareholders described on Schedule 1.4(b) to the Disclosure Schedule annexed hereto, and (c) the HEMP TL Sports Information Shares, constituting 12,878,873 shares of Sports Information Common Stock, shall be issued to HEMP TL in exchange for the HEMP TL Shares."

     4. Section 1.8(b) of the Share Exchange Agreement is hereby amended to be and read as follows:

          "(b) certificates evidencing all 25,757,580 shares of Sports Information Common Stock, duly registered in the name of each of the New Shareholders, all as specified on Schedule 1.3(b) to this Agreement;"

     5. Section 2.02 of the Share Exchange Agreement is hereby amended to be and read as follows:

          "(a) There are 60,000,000 shares of capital stock of Sports Information authorized, consisting of 50,000,000 shares of common stock, $.001 par value per share (the "Sports Information Common Stock") and 10,000,000 shares of preferred stock $.001 par value per share and as of the date of this Agreement, there are 47,450,000 shares of Sports Information Common Stock issued and outstanding.

          (b) Michael D. Tanner owns of record and beneficially 37,500,000 shares of Sports Information Common Stock, of which he agrees to return 36,900,000 shares to the Company for cancellation prior to the Closing. The balance of the Sports Information Common Stock issued and outstanding includes Sports Information Common Stock in the public float and restricted Sports Information Common Stock. Except as disclosed in Section 2.02(a) above, no Sports Information Common Stock has been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of Sports Information Common Stock except as provided in this Agreement. All outstanding shares of Sports Information Common Stock are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

          (c) As at  the  date  of  this  Agreement,  the  Fully-Diluted  Sports
          Information Shares are 47,450,000 shares of Common Stock. On the Closing Date, the Fully-Diluted Sports Information Shares shall be 10,550,000 shares of Common Stock. After giving effect to the change of domicile of Sports Information and the related reverse stock split contemplated hereby, the Fully-Diluted Sports Information Shares shall be 95,379,502 shares of Sports Information Stock on the Closing Date of the Exchange."

     6. Sections 4.02(j) and (n) of the Share Exchange Agreement are hereby amended to be and read as follows:

          "(j) Certificate of Incorporation. At the Closing Date of the Exchange, Sports Information shall, by written consent of the Sports Information Principal Shareholder, have authorized for issuance an aggregate of 150,000,000 shares of capital stock, of which 100,000,000 shares shall be Common Stock, and 50,000,000 shares shall be shares of preferred stock containing such rights, designations and privileges as the board of directors may from time to time designate, and (ii) contain such other terms and conditions as shall be set forth in the certificate of incorporation of IVMD annexed hereto as Exhibit I and made a part hereof (the "IVMD Certificate of Incorporation")."

          "(n) Sports Information Stock Option Plan. At the Closing Date of the Exchange, Sports Information shall have issued the 9,659,154 Management Group Incentive Options pursuant to Exhibit G annexed hereto."

     2. (A) This agreement shall be construed and interpreted in accordance with the laws of England.

          (B) Except as amended hereby, the terms and provisions of the Share Exchange Agreement shall remain in full force and effect, and the Share Exchange Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Share Exchange Agreement to the " Share Exchange Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Share Exchange Agreement as amended by this agreement.

          (C) This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first stated above.


                                        SPORTS INFORMATION AND PUBLISHING CORP.


Dated: February 2, 2005                  By: /s/ Michael D. Tanner
                                             -----------------------------------
                                             Name:   Michael D. Tanner
                                             Title:  President and CEO


Dated: February 2, 2005                      /s/ MICHAEL D. TANNER
                                             -----------------------------------
                                             MICHAEL D. TANNER

                                        HEMP TRUSTEES LIMITED


Dated:  , 2005                          By:  /s/
                                             -----------------------------------
                                             Name:
                                             Title:



                                        MANAGEMENT GROUP:


Dated:  , 2005                               /s/ JOHN FULLER
                                             -----------------------------------
                                             JOHN FULLER

                                             Easter Shian, Glen Quaich, Amulree
                                             Perthshire, Scotland PH8 0DB



Dated:  , 2005                               /s/ BRIAN CAMERON
                                             -----------------------------------
                                             BRIAN CAMERON

                                             Campbell Cairns, Craigellachie
                                             Aberlour, Scotland AB 38 9SL

                                        MAJORITY SHAREHOLDER:


                                        ABACUS TRUST COMPANY LIMITED as trustee
                                        for the Westek Limited Employee Trust


Dated:  , 2005                          By:
                                            -----------------------------------
                                            Name:  __________________, Director
                                            Address of the Majority Shareholder:

                                            2nd Floor
                                            60 Circular Road
                                            Douglas Isle of Man
                                            IM1 1SA

                                        WESTEK LIMITED


Dated: , 2005                           By:
                                             -----------------------------------
                                             Name:  _____________________,
                                             Title:  Director

                                             Taurus Park
                                             Europa Boulevard
                                             Warrington
                                             Cheshire
                                             WA5 7YT
                                             England



                                        MINORITY SHAREHOLDERS:


Dated: February 3, 2005                      /s/ Emanuel Cohen
                                             -----------------------------------
                                             Emanuel Cohen
                                             Address: 1 LadyThorn Court
                                             Preofwich
                                             Manchester M25 9HP U.K.
                                             ===================================


Dated: February 3, 2005                      /s/ Rodney Philip Jackson
                                             -----------------------------------
                                             Rodney Philip Jackson
                                             Address: 33 The Chesters
                                             Argyle Road
                                             Southport  PR9 9LG  United Kingdom
                                             ===================================

                                        UNIVERSITY OF LIVERPOOL


Dated:  , 2005                          By:  /s/
                                             -----------------------------------
                                             Name:
                                             Address:
                                             ===================================


Dated: February 2, 2005                      /s/ NIGEL ALISTAIR BUIST SIMPSON
                                             -----------------------------------
                                             Nigel Alistair buist simpson
                                             Address: Dept. OB/GYN, 7th Floor
                                             Clarfadon Wing, LGE, LEEDS L12 9NS
                                             ===================================


                                        UNIVERSITY OF LEEDS INNOVATIONS
                                        LIMITED

Dated: February 1, 2005                 By:  /s/ J. Fisher
                                             -----------------------------------
                                             Name:    J. Fisher, Director
                                             Address:
                                             ===================================


Dated:  , 2005                               /s/ JAMES JOHNSTON WALKER
                                             -----------------------------------
                                             JAMES JOHNSTON WALKER
                                             Address:
                                             ===================================

                                        WHITE ROSE TECHNOLOGY LIMITED


Dated:  , 2005                          By:  /s/
                                             -----------------------------------
                                             Name:    _____________,
                                             Authorized signatory
                                             Address:
                                             ===================================

                                        NEW SHAREHOLDER GROUP



Dated: January 31, 2005                      /s/ Robert M. Rubin
                                             -----------------------------------
                                             Robert M. Rubin



Dated: January 31, 2005                      /s/ Victor Kaminsky
                                             -----------------------------------
                                             Victor Kaminsky



Dated: , 2005                                /s/ Jay Kaplowitz
                                             -----------------------------------
                                             Jay Kaplowitz



Dated: January 31, 2005                      /s/ Stephen A. Weiss
                                             -----------------------------------
                                             Stephen A. Weiss